Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Biodel Inc.

Danbury, Connecticut

We hereby consent to the incorporation by reference in the Prospectuses constituting a part of this Registration Statement of our report dated December 21, 2012, relating to the financial statements of Biodel Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectuses.

/s/ BDO USA, LLP

New York, New York

May 13, 2013